Exhibit 99.1

Audited Financial Statements of
Cbr Systems, Inc. (Predecessor Company) as of September 18, 2012
and for the Period from January 1, 2012 to September 18, 2012

Report of Independent Auditors

To the Board of Directors

of Cbr Systems, Inc.

We have audited the accompanying balance sheet of Cbr Systems, Inc. as of September 18, 2012, and the related statements of operations, of redeemable convertible preferred stock and convertible preferred stock and stockholders’ deficit and of cash flows for the period from January 1, 2012 to September 18, 2012.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cbr Systems, Inc. as of September 18, 2012, and the results of its operations and its cash flows for the period from January 1, 2012 to September 18, 2012 in conformity with accounting principles generally accepted in the United States of America.

As described in Note 2 to the financial statements, the Company has restated its 2011 financial statements as of and for the year ended December 31, 2011 from the amounts previously reported on by other auditors.  We also have audited the restatement of the 2011 financial statements to correct such errors, as described in Note 2.  In our opinion, such adjustments are appropriate and have been properly applied.  As the prior period financial statements have not been presented herein, the restatement has been effected as an adjustment to the January 1, 2012 accumulated deficit.

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 28, 2015

Cbr Systems, Inc.

Balance Sheet

September 18, 2012

Assets

Current assets
Cash and cash equivalents	$16,911,422
Short-term investments	2,435,742
Accounts receivable, net of allowance for doubtful accounts of $2,062,455	10,116,318
Inventories	6,972,422
Deferred tax assets	1,426,840
Prepaid and other current assets	25,384,870
Total current assets	63,247,614

Property and equipment, net	26,339,543
Restricted cash	100,000
Deferred tax assets	25,131,189
Other long-term assets	153,899
Total assets	$114,972,245

Liabilities, Redeemable Convertible Preferred Stock and Convertible Preferred Stock and Stockholders’ Deficit

Current liabilities
Accounts payable	$2,221,579
Accrued liabilities	9,395,141
Deferred revenue	27,547,771
Total current liabilities	39,164,491

Non-current liabilities
Deferred revenue, net of current portion	60,079,574
Other long-term liabilities	7,008,139
Total liabilities	106,252,204

Commitments and Contingencies (note 11)

Redeemable Convertible Preferred Stock for Series C and D and Convertible Preferred Stock for Series A	24,606,589

Stockholders’ deficit
Common stock	14,375
Additional paid-in capital	—
Accumulated deficit	(15,900,923)
Total stockholders’ deficit	(15,886,548)

Total liabilities and stockholders’ deficit	90,365,656

Total liabilities, redeemable convertible preferred stock and convertible preferred stock and stockholders’ deficit	$114,972,245

The accompanying notes are an integral part of these financial statements.

Cbr Systems, Inc.

Statement of Operations

For the period from January 1, 2012 to September 18, 2012

Revenues
Net revenues	$86,145,623
Other revenue	120,726
Total revenues	86,266,349
Operating costs and expenses
Cost of services	18,711,187
Selling, general, and administrative	62,807,431
Total operating costs and expenses	81,518,618
Income from operations	4,747,731
Interest income	38,305
Income before provision for income taxes	4,786,036
Provision for income taxes	(2,246,486)
Net Income	2,539,550
Increase in redemption value of redeemable convertible preferred stock	(688,000)
Net income applicable to common stockholders	$1,851,550

The accompanying notes are an integral part of these financial statements.

Cbr Systems, Inc.

Statement of Redeemable Convertible Preferred Stock and Convertible Preferred Stock and Stockholders’ Deficit

Period from January 1, 2012 to September 18, 2012

	Redeemable Convertible Preferred Stock				Convertible Series A		Total			Additional		Total
	Series D		Series C		Preferred Stock		Convertible	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Preferred Stock	Shares	Amount	Capital	Deficit	Deficit

Balances as of December 31, 2011	1,338,688	$6,960,000	2,677,376	$14,826,666	1,399,875	$2,131,923	$23,918,589	12,463,084	$12,463	$8,177,766	$(14,329,461)	$(6,139,232)
Restatement (see Note 2)											209,110

Balances as of January 1, 2012	1,338,688	$6,960,000	2,677,376	$14,826,666	1,399,875	$2,131,923	$23,918,589	12,463,084	$12,463	$8,177,766	$(14,120,351)	$(5,930,122)
Exercise of stock options							—	1,912,170	1,912	9,028,740		9,030,652
Increase in redemption value of Series C preferred stock				458,666			458,666			(458,666)		(458,666)
Increase in redemption value of Series D preferred stock		229,334					229,334			(229,334)		(229,334)
Stock-based compensation							—			5,759,503		5,759,503
Excess tax benefit from stock-based compensation							—			18,401,869		18,401,869
Cash dividends paid							—			(40,679,878)	(4,320,122)	(45,000,000)
Net Income							—				2,539,550	2,539,550
Balances as of September 18, 2012	1,338,688	$7,189,334	2,677,376	$15,285,332	1,399,875	$2,131,923	$24,606,589	14,375,254	$14,375	$—	$(15,900,923)	$(15,886,548)

The accompanying notes are an integral part of these financial statements.

Cbr Systems, Inc.

Statement of Cash Flows

Period from January 1, 2012 to September 18, 2012

Cash flows from operating activities:
Net lncome	$2,539,550
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	5,759,503
Depreciation	4,249,449
Deferred income taxes	3,863,677
Loss on investments	253,940
Changes in assets and liabilities:
Accounts receivable	(155,723)
Inventories	(1,296,908)
Prepaid expenses and other current assets	(4,665,429)
Accounts payable	(2,408,410)
Deferred revenue	4,041,829
Accrued liabilities	2,816,741
Other liabilities	(91,576)
Net cash provided by operating activities	14,906,643

Cash flows from investing activities:
Restricted cash	400,000
Purchase of investments	(9,700,673)
Sales & maturities of investments	33,108,374
Purchase of property, plant and equipment	(5,616,303)
Net cash provided by investing activities	18,191,398

Cash flows from financing activities:
Exercise of stock option	9,030,652
Cash dividends paid	(45,000,000)
Net cash used in financing activities	(35,969,348)
Net decrease in cash and cash equivalents	(2,871,307)

Cash and cash equivalents at beginning of period	19,782,729
Cash and cash equivalents at end of period	$16,911,422

Supplemental disclosures of cash flow information:
Cash paid for interest	$—
Cash paid for income taxes	—

Supplemental disclosures of non-cash investing and financing activities:
Fixed assets purchases in accrued liabilities/accounts payable	$161,857

The accompanying notes are an integral part of these financial statements.

Cbr Systems, Inc.

Notes to the Financial Statements As of September 18, 2012 and

For the Period from January 1, 2012 to September 18, 2012

(1)                     Organization and Nature of Operations

Cbr Systems, Inc. (the Company) was founded in 1994 as a California corporation. In November 2011, the Company reincorporated as a Delaware corporation. The Company provides services for: 1) the collection and processing of newborn stem cells from umbilical cord blood and the cryogenic storage of the cells; and 2) the collection of umbilical cord tissue and the cryogenic storage of the tissue. Umbilical cord blood and tissue are rich and diverse sources of stem cells that can be collected without ethical concerns in a ten-minute window immediately after birth. The Company believes that stem cells, which are precursors of the specialized cells that comprise the body’s immune and blood systems, are beneficial in the treatment of various cancers, immune system disorders, and genetic defects. Additionally, this population of stem cells is an increasingly sought after source for clinical research in regenerative medicine because these cells have demonstrated embryonic-like capabilities to proliferate and develop into all of the major cell types in the body, without tumor or immune response issues.

The Company is headquartered in San Bruno, California with business operations in Tucson, Arizona.

(2)                     Summary of Significant Accounting Policies

(a)                     Restatement of the 2011 financial statements

The financial statements as of and for the year ended December 31, 2011, not presented herein, were audited by other independent auditors, whose report dated May 17, 2012 expressed an unqualified opinion on those financial statements. The Company has restated the December 31, 2011 financial statements to reflect the correction of two errors related to overstatement of taxes payable of $641,679 and an understatement of liabilities for unclaimed property of $432,569. As a result of these corrections, the following adjustments have been made to the previously reported on December 31, 2011 balances: reduction of income taxes payable of $641,679, an increase of accrued liabilities of $432,569 and reduction of accumulated deficit of $209,110.  As the prior period financial statements have not been presented herein, the restatement has been effected as an adjustment to the opening accumulated deficit balance. These adjustments were audited in connection with the audit of the September 18, 2012 financial statements.

(b)                     Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets, allowances for doubtful accounts, deferred tax assets, inventory valuation, and share-based compensation.

(c)                      Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of cash in bank

Cbr Systems, Inc.

Notes to the Financial Statements As of September 18, 2012 and

For the Period from January 1, 2012 to September 18, 2012

checking and money market accounts.

(d)                     Fair Value of Financial Instruments

The Company follows the provisions of ASC Topic 820, Fair Value Measurements and Disclosures, for fair value measurements of financial assets and financial liabilities. ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 also includes a framework for measuring fair value and expands disclosures about fair value measurements. ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•                  Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•                  Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•                  Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Short-Term Investments

Short-term and long-term investments at September 18, 2012 consist of U.S. government or government-sponsored entity bonds. Short-term investments mature within one year of the respective balance sheet dates, and long-term investments mature beyond one year. The Company classifies its debt securities as held-to-maturity because it has the ability and intent to hold the securities until maturity. Held-to-maturity debt securities are recorded at amortized cost, adjusted for the amortization, or accretion of premiums or discounts.

The fair value of these securities as of September 18, 2012 is $2,435,742, based on Level 1 inputs.

(e)                     Accounts Receivable

Accounts receivable are recorded at the invoiced amounts and do not bear interest. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and customers’ financial conditions, the amount of receivables in dispute, and the current receivables aging and current payment patterns. The Company reviews its allowance for uncollectible accounts monthly. Past-due balances over 90 days and over a specified amount are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Cbr Systems, Inc.

Notes to the Financial Statements As of September 18, 2012 and

For the Period from January 1, 2012 to September 18, 2012

(f)                       Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash, and accounts receivable. The Company extends credit to its customers based on an evaluation of the customer’s financial condition, generally without requiring a deposit or collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as needed. Although the Company deposits its cash and cash equivalents and restricted cash with major financial institutions, its deposits, at times, may exceed federally insured limits.

(g)                    Inventories

Inventories consist of cord blood collection kits and processing bags. The Company values inventories at lower of cost or market using the specific-identification method. The Company analyzes inventory levels monthly, and expired inventory is disposed of and the related costs are written off.

(h)                    Property and Equipment

Property and equipment consists of land, building and improvements, computer equipment and software, laboratory equipment, office furniture and equipment, leasehold improvements, and construction in progress. Property and equipment are recorded at cost and are depreciated using the straight-line method based upon estimated useful lives of 1 to 40 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the asset useful life or remaining lease term.

(i)                       Internally Developed Software

The Company capitalizes the cost of software developed for internal use in accordance with ASC Topic 350, Intangibles — Goodwill and Other. Capitalization of the costs of software developed or obtained for internal use begins at the application development phase of the project and totaled $708,842 during January 1, 2012 to September 18, 2012. Amortization of the costs of software developed for internal use begins when the assets are placed in productive use. Software currently in development is included in construction in progress.

(j)                       Restricted Cash

Restricted cash at September 18, 2012 consists of cash in money market accounts related to $100,000 collateral for a letter of credit in conjunction with the G.E. Capital CareCredit client payment plan program.

(k)                    Other Intangible Assets

The intangible assets include assets with finite useful lives and are amortized over their estimated useful lives based on their pattern of consumption.  Intangible assets subject to amortization are reviewed for impairment in accordance with accounting standards related to impairment or disposal of long-lived assets. An impairment loss is recognized if the carrying amount of an intangible asset is not recoverable and its carrying amount exceeds its fair value.

Cbr Systems, Inc.

Notes to the Financial Statements As of September 18, 2012 and

For the Period from January 1, 2012 to September 18, 2012

(l)                       Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collection is reasonably assured. For multi-element arrangements, the Company allocates revenue to all deliverables based on their relative selling prices.

In October 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updates (ASU) 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements, which requires the Company to establish a hierarchy to determine the selling price to be used for allocating revenue to deliverables as follows: (i) vendor specific objective evidence (“VSOE”), (ii) third-party evidence of selling price (“TPE”), and (iii) best estimate of the selling price (“ESP”). VSOE generally exists only when the Company sells the deliverable separately and it is the price actually charged by the Company for that deliverable. ASU 2009-13 also requires that any discounts given to the customer be allocated by applying the relative selling price method.

The Company has identified two deliverables generally contained in the arrangements involving the sale of its umbilical cord blood and/or cord tissue products. The first deliverable is associated with enrollment, including the provision of a collection kit and processing. Revenue for this deliverable is recognized after the collection and successful processing of a cord blood/cord tissue unit. The second deliverable is either the annual storage of a specimen or the 18 year, 25 year, or 30 year storage (“prepaid storage”) of a specimen. Revenue for this deliverable is recognized ratably over the length of the payment service period. The Company has allocated revenue between these deliverables using the relative selling price method. The selling price for the enrollment, collection kit and processing deliverable and the prepaid storage option are determined based on ESP because the Company doesn’t have VSOE or TPE. The selling price for the annual storage option is determined based on VSOE as the Company has standalone renewals to support the selling price.

Deferred revenue includes: (1) amounts collected in advance of unit processing and (2) amounts associated with unearned storage fees collected at the beginning of the storage contract term, net of allocated discounts. Amounts not expected to be recognized within the next year are classified as long-term deferred revenue.

(m)                 Shipping and Handling Fees and Costs

The Company bills its customers a fee for the shipping of the collection kits. During January 1, 2012 to September 18, 2012, these revenues were $4,686,900 and are recorded in net revenues. The costs associated with the shipping of the collection kit are recorded in cost of services. During January 1, 2012 to September 18, 2012, these costs were $3,532,554.

(n)                    Rental Revenue and Expenses

The Company owns a building in Tucson, Arizona and leases 10,000 square feet to one tenant. Rental revenue is recognized on a straight-line basis over the life of the lease agreement which expires on March 31, 2013. Rental revenue for the period from January 1, 2012 to September 18, 2012 was $120,726. Rental revenue is recorded in other revenue. Future minimum lease payments to be received are as follows:

2013	$42,114
Total	$42,114

Cbr Systems, Inc.

Notes to the Financial Statements As of September 18, 2012 and

For the Period from January 1, 2012 to September 18, 2012

Operating expenses related to the building consist of utilities, maintenance, depreciation, and building management fees. During January 1, 2012 to September 18, 2012, these costs were $232,730 and are recorded in selling, general, and administrative expenses.

(o)                    Research and Development

Research and development costs are expensed as incurred and consist primarily of contracted services and other direct expenses.

(p)                    Advertising Costs

The Company capitalizes costs associated with print media advertising space. The capitalized costs are amortized over their expected periods of use.

Advertising expense was $6,374,630 between January 1, 2012 to September 18, 2012 and is included in selling, general, and administrative expenses in the Statement of Operations.

(q)                    Impairment of Long-Lived Assets

Long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset group exceeds the fair value of the asset group.

(r)                      Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In accordance with Accounting for Uncertainty in Income Taxes, included in ASC Subtopic 740-10, Income Taxes — Overall, the Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Change recognition or measurement is reflected in the period in which the change in judgment occurs.

(s)                      Stock Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation — Stock Compensation. ASC Topic 718 requires that all stock-based compensation be recognized as an expense in the financial statements and that such cost be measured at the fair value of the award.

Cbr Systems, Inc.

Notes to the Financial Statements As of September 18, 2012 and

For the Period from January 1, 2012 to September 18, 2012

(t)                       Comprehensive Loss

The Company has no components of other comprehensive loss other than its net income, and accordingly, the comprehensive income is equivalent to the net income.

(u)                    Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update (“ASU”) No. 2014-09.  ASU 2014-09 provided guidance related to revenue from contracts with customers. Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method.  ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2018 and all interim reporting periods within annual reporting periods beginning after December 15, 2019.  The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on its financial statements and related disclosures.

In August 2014, the FASB issued new guidance related to the disclosures around going concern. The new standard provides guidance around management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial statements.

Other amendments to GAAP have been issued by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

(3)                     Prepaid and Other Current Assets

Prepaid and other current assets consist of the following as of September 18, 2012:

Interest receivables	$11,815
Prepaid tax deposits	23,995,776
Prepaid expenses	1,377,279
Prepaid and other current assets	$25,384,870

(4)                     Property and Equipment

Property and equipment, net, consists of the following as of September 18, 2012:

Cbr Systems, Inc.

Notes to the Financial Statements As of September 18, 2012 and

For the Period from January 1, 2012 to September 18, 2012

	As of 9/18/2012	Useful Life

Land	$500,000	N/A
Building and improvements	6,999,433	33 - 40 years
Computer equipment and software	27,238,494	3-7 years
Laboratory equipment	7,461,243	3-7 years
Office furniture and equipment	1,564,894	3-5 years
Leasehold improvements	2,423,205	Lesser of Lease or Asset Life
Construction in progress	3,824,074	N/A
	50,011,343
Less accumulated depreciation	(23,671,800)
	$26,339,543

Depreciation expense totaled $4,249,449 during January 1, 2012 to September 18, 2012.

(5)                     Intangible Assets

As of September 18, 2012, company had trademark related intangible asset with a net balance of $26,862, and has recorded amortization in the amount of $69,230 for the period beginning January 1, 2012 to September 18, 2012.

(6)                     Accrued Liabilities

Accrued liabilities consist of the following as of September 18, 2012:

Professional fees	$313,427
Accrued Expenses	6,847,965
Bonus	1,026,348
Wages	1,114,688
Other	92,713
Accrued liabilities	$9,395,141

(7)                     Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. This standard requires, among other things, recognition of future tax benefits and liabilities, measured by enacted tax rates, attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities and to tax net operating loss and tax credit carryforwards, to the extent that realization of such benefits is more likely than not.

The following table summarizes the components of the Company’s deferred tax assets as of September 18, 2012:

Cbr Systems, Inc.

Notes to the Financial Statements As of September 18, 2012 and

For the Period from January 1, 2012 to September 18, 2012

	Current	Noncurrent

Deferred tax assets
Deferred revenue	$—	$24,406,969
Accruals and reserves	1,426,227	—
State taxes	613	—
NOL and credit carryforwards	—	724,220

Total deferred tax assets	1,426,840	25,131,189

Deferred tax liabilities
Basis difference in depreciable assets	—	(5,279,737)

Total deferred tax liabilities	—	(5,279,737)
Deferred taxes, net	$1,426,840	$19,851,452

The components of income tax provision are as follows:

Current:
Federal	$(649,835)
State	1,750
(648,085)
Deferred:
Federal	3,136,522
State	(241,951)
2,894,571
Total	$2,246,486

The total income tax expense differs from what the income tax expense would be using the federal statutory rate primarily due to state taxes and nondeductible expenses.

At September 18, 2012, the Company had state net operating loss carry forwards of approximately $54.4 million.  The state net operating loss carry forwards expire in 2021.

Pursuant to ASC 718, the additional tax benefit associated with the windfall is not recognized until the deduction reduces taxes payable.  The tax effect of windfalls included in net operating loss carryforwards but not reflected in deferred tax assets for 2012 are $18.4 million and will be recorded to additional paid-in capital when recognized.

At September 18, 2012, the Company had Arizona state credits of $0.4 million.  The credit carry forward will expire in 2016.

Cbr Systems, Inc.

Notes to the Financial Statements As of September 18, 2012 and

For the Period from January 1, 2012 to September 18, 2012

(8)                     Redeemable Convertible Preferred Stock and Convertible Preferred Stock

In November 2011, the Company amended and restated its articles of incorporation, under which the Company has authorized 50,000,000 shares of common stock, with a par value of $0.001 per share, and 10,567,746 shares of preferred stock, with a par value of $0.001 per share. The series of preferred stock outstanding as of September 18, 2012 are summarized as follows:

		Shares Issued and	Liquidation
	Shares Authorized	Outstanding	Preference
Series A	1,866,273	1,399,875	$2,225,801
Series C	2,677,376	2,677,376	$15,285,332
Series D	6,024,097	1,338,688	$7,189,334

Series A—The Company issued 1,399,875 shares of Series A preferred stock for cash and conversion of notes payable as of September 18, 2012, at a price of $1.59 per share, convertible to common stock at $1.59 per share.

Series C—The Company issued 2,677,376 shares of Series C preferred stock for cash as of September 18, 2012, at a price of $2.988 per share, convertible to common stock at $2.988 per share.

Series D—The Company issued 1,338,688 shares of Series D preferred stock for cash as of September 18, 2012 at a price of $2.988 per share, convertible to common stock at $2.988 per share.

The convertible preferred stock has the following rights, preferences, and privileges:

Dividends—The holders of Series A, C, and D preferred stock are entitled to receive dividends at the rate of $0.16, $0.30, and $0.24 per share, respectively (as adjusted for any stock dividends, combinations, or splits with respect to such shares), per year, payable only when and if declared by the board of directors. Dividends on Series A and C preferred stock are noncumulative. Dividends on the Series D preferred stock are cumulative.

On August 4, 2012, the Company’s Board of Directors approved a “Qualified Dividend”, defined as one or more cash dividends aggregating up to and including $45 million where holders of the Series D preferred stock, Series C preferred stock, Series A preferred stock and common stock all receive the same per share dividend. On August 31, 2012 the Company declared a Qualified Dividend payable to the stockholders on record as of August 29, 2012.  As of September 18, 2012, a total of $45,000,000 in such dividends was paid.

Cbr Systems, Inc.

Notes to the Financial Statements As of September 18, 2012 and

For the Period from January 1, 2012 to September 18, 2012

Liquidation Preference—In the event of a liquidation, dissolution, or winding up, either voluntary or involuntary, of the Company’s corporate existence, which includes a merger, reorganization, or consolidation in which the Company’s shareholders do not own a majority of the outstanding shares of the surviving corporation, or a sale of all or substantially all of the Company’s assets, the distribution would be as follows:

•                              First, the holders of the Series D preferred stock would be entitled to receive, prior and in preference to the holders of common stock, Series A preferred stock, Series C preferred stock, or any other junior equity security, an amount per share equal to the greater of (i) the sum of (a) $2.988 for each outstanding share of Series D preferred stock (as adjusted for any stock dividends, combinations, or splits with respect to such shares, the Original Series D Issue Price) and (b) an amount equal to 8% of the Original Series D Issue Price per annum per share of Series D preferred stock, or (ii) the amount the holders of Series D preferred stock would have received had such holders converted their shares of Series D preferred stock into common stock prior to the liquidation, dissolution, or winding up of the Company.

•                              Second, the holders of the Series C preferred stock would be entitled to receive, prior and in preference to the holders of common stock, Series A preferred stock, or any other junior equity security, an amount per share equal to the sum of (i) the greater of (x) $2.988 for each outstanding share of Series C preferred stock (as adjusted for any stock dividends, combinations, or splits with respect to such shares, the Original Series C Issuance Price), plus any amounts payable to the Series C preferred stock, after the distribution of Corporate assets to the Series A preferred stock described below, equal to 8% of the Original Series C Issue Price per annum per share of Series C preferred stock, which amount shall be computed from April 30, 2001, or (y) the amount per share that a holder of Series C preferred stock would receive if all of the outstanding preferred stock were converted into common stock (as adjusted for any stock dividends combinations or splits with respect to such shares), and (ii) an amount equal to all declared but unpaid dividends on each such share.

•                              Third, the holders of the Series A preferred stock would be entitled to receive, prior and in preference to any distribution of the holders of common stock or any other junior equity security, an amount equal to the sum of (i) the greater of (A)$1.59 for each outstanding share of Series A preferred stock (as adjusted for any stock dividends, combinations, or splits with respect to such shares, the Original Series A Issuance Price) or (B) the amount per share which a holder of Series A preferred stock would receive if all of the outstanding preferred stock were converted into common stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (ii) an amount equal to all declared but unpaid dividends on each such share.

•                              Fourth, the assets would then be distributed to the holders of Series C preferred stock until the holders of Series C preferred stock receive an additional liquidation distribution equal to 8% of the Original Series C Issue Price per share per annum, computed from April 30, 2001.

•                              Thereafter, the remaining assets of the Company would be distributed to the holders of common stock.

Cbr Systems, Inc.

Notes to the Financial Statements As of September 18, 2012 and

For the Period from January 1, 2012 to September 18, 2012

•                              Notwithstanding the foregoing, the above liquidation preferences shall not apply to payments made as a Qualified Dividend.

Conversion—The holders of preferred stock have the following conversion rights:

•                              Each share of preferred stock is convertible at the option of the holder at any time after the date of issuance into shares of fully paid and nonassessable shares of common stock, determined by dividing the original issue price of the series of preferred stock by the conversion price in effect at the time for such shares.

•                              Each share of preferred stock will convert into shares of common stock immediately upon the sale of common stock in a bona fide underwriting that meets certain minimum conditions.

•                              The conversion price may be adjusted pursuant to a weighted average anti-dilution formula under certain dilutive circumstances.

Voting Rights—The holders of the preferred stock have the right to one vote for each share of common stock into which the preferred stock could be converted. The preferred stockholders have full voting rights and powers equal to the voting rights and powers of the holders of common stock.

Redemption—Redemption provisions apply to the Series D preferred stock provided that if requested in writing by the majority holder of the issued and outstanding shares of Series D preferred stock at any time after September 18, 2007 (Series D Redemption Notice), the Company shall redeem, from any source of funds legally available, therefore, all or a portion of the shares of Series D preferred stock. Upon receipt by the Company of the Series D Redemption Notice, the Company shall promptly give notice of such receipt to the holders of Series C preferred stock. Thereafter, the holders of a majority of the shares of Series C preferred stock may request the Company to redeem, from any source of funds legally available, all of the shares of Series C preferred stock. The Company shall effect such redemptions on the applicable preferred redemption dates by paying in cash in exchange for the shares of (i) Series C preferred stock to be redeemed for a sum equal to $2.988 per share of Series C preferred stock plus an amount equal to 8% of the Original Series C Issue Price per annum, and (ii) Series D preferred stock to be redeemed for a sum equal to $2.988 per share of Series D preferred stock plus an amount equal to 8% of the Original Series D Issue Price per annum.

The Company records accretion related to this redemption provision as an increase to the liquidation value of the redeemable preferred stock and a decrease to additional paid-in capital based on the rights of each redeemable preferred stock over the period of time up to the redemption date as follows: (i) Series C preferred stock to be redeemed for a sum equal to $2.988 per share of Series C preferred stock plus an amount equal to 8% of the Original Series C Issue Price per annum; and (ii) Series D preferred stock to be redeemed for a sum equal to $2.988 per share of Series D preferred stock plus an amount equal to 8% of the Original Series D Issue Price per annum. As of September 18, 2012, no redemption of preferred stock occurred.

Other—The Series A, C, and D preferred stock have the following additional rights, preferences, and privileges:

Cbr Systems, Inc.

Notes to the Financial Statements As of September 18, 2012 and

For the Period from January 1, 2012 to September 18, 2012

•                              As a group, voting as a single class, holders of the Series A preferred stock and common stock have the right to elect three members of the board of directors. As a group, voting as a separate class, holders of the Series C preferred stock have the right to elect one member of the board of directors. As a group, voting as a single class, the holders of common stock and preferred stock have the right to elect one member of the board of directors of the Company.

•                              Holders of Series C preferred stock have co-sale rights to sell their stock in the event that a founder enters into an agreement to sell any stock.

•                              The consent of a majority of the Series A, C, and D preferred stockholders, voting as a single class, is required prior to certain actions, including: (i) the redemption, repurchase, or other acquisition of common stock of the Company; (ii) the authorizing, issuing, or obligating the Company to issue any other equity securities; (iii) the consummating of a sale or merger of the Company or sale of substantially all of the assets of the Company, under certain circumstances; (iv) the declaring or paying of any dividend; (v) the increasing of the authorized number of directors of the Company above seven; (vi) actions that adversely affect the rights, preferences, or privileges of the Series A, C, and D preferred stock; or (vii) the authorizing or creating an option plan (other than the 1997 Stock Option Plan).

(9)                     Equity Incentive Plan

The Company established the 1995, 1996, 1997, 2005, and 2009 Stock Option Plans (the Plans) covering key employees and consultants of the Company. Under the terms of the Plans, incentive and nonqualified stock options and stock purchase rights may be granted for up to 19,330,729 shares (including 3,500,000 shares under the 2009 Stock Option Plan approved in March 2009) of the Company’s authorized but unissued common stock. Through September 18, 2012, 11,135,322 options have been exercised for common stock and 2,289,899 options have expired. Options issued under the Plans have a maximum term of 10 years and vest over schedules determined by the board of directors.

The Company generally prices its common stock options based on stock transaction prices or third-party stock valuations. Nonqualified stock options may be granted to employees and consultants at no less than 85% of the fair market value of the stock at the date of grant. Incentive stock options may be granted only to employees at or above the fair market value of the stock on the date of the grant.

On August 7, 2012, the Company amended the 2009 Stock Option Plan to allow for the granting of nonstatutory stock options at an exercise price less than fair market value on the date of grant. Under these amended terms, the Company granted options for a total of 370,000 shares of common stock to two individuals, one of which was established with fully vested terms, with exercise prices approximating 30% of the fair market value on the date of grant.  In the period from January 1, 2012 to September 18, 2012, the total stock-based compensation recorded by the Company relating to these two option grants was $4,865,543.

Cbr Systems, Inc.

Notes to the Financial Statements As of September 18, 2012 and

For the Period from January 1, 2012 to September 18, 2012

Activity in the Plans for the period from January 1, 2012 to September 18, 2012 is as follows:

				Weighted
	Options		Weighted	average
	available for		average	fair value of
	future	Outstanding	exercise	options
	issuance	options	price	granted
Balance, January 1, 2012	2,123,619	5,694,059
Granted	(370,000)	370,000	$5.61	$13.15
Exercised	—	(1,912,170)	4.72
Canceled	196,730	(196,730)	5.56
Balance, September 18, 2012	1,950,349	3,955,159

As of September 18, 2012, the options outstanding consisted of the following:

	Number of	Remaining	Average	Number of	Average
Range of	options	contractual	exercise	options	exercise
exercise prices	outstanding	life (years)	price	exercisable	price

2.86 to 5.00	102,500	1.61	$3.16	102,500	$3.16
5.01 to 5.61	2,665,554	6.17	5.61	2,028,855	5.61
5.62 to 6.60	1,187,105	4.45	6.14	1,149,606	6.12

	3,955,159			3,280,961

The intrinsic value of share options exercised during the period from January 1, 2012 to September 18, 2012 was $26,611,584.

Stock-based compensation cost that has been included in operating costs and expenses amounted to $5,759,503 in the period from January 1, 2012 to September 18, 2012. Stock-based compensation is classified in the statements of income in the same expense line items as cash compensation.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for grants made in 2012: risk-free interest rate of 1.4%; expected life of 6 months; expected volatility of 65%; and expected dividend yield of 0%.

(10)              401(k) Plan

The Company has a 401(k)  profit sharing plan for all eligible employees and their beneficiaries. Contributions by the Company are determined by the Company’s Board of Directors and are discretionary. As of September 18, 2012, company made matching benefit contribution of $466,591.

(11)              Commitments and Contingencies

(a)                     Rental Commitments

The Company leases office space under a non-cancelable operating lease. The office space

Cbr Systems, Inc.

Notes to the Financial Statements As of September 18, 2012 and

For the Period from January 1, 2012 to September 18, 2012

lease expires in September 2017. The office space lease provides for an annual 3% increase in rent. Rent expense under the lease totaled $878,841 during January 1, 2012 to September 18, 2012. Future minimum lease commitments are as follows:

2012 remaining	$—
2013	947,921
2014	999,068
2015	1,029,040
2016	1,059,911
2017	812,686
Total	$4,848,626

(b)                     Legal Matters

From time to time, in the ordinary course of business, various claims may be made against the Company. The Company is not aware of any claims that could materially affect the financial statements as of September 18, 2012.

(c)                      Lawsuit

In January 2012, a class action lawsuit was commenced, naming the Company as the defendant. The plaintiffs allege that the Company breached the California Confidentiality of Medical Information Act as a result of medical records being stolen from an employee’s vehicle. As of September 18, 2012, there was no change in the status of this claim. Refer to Note 13, Subsequent Events, for an update on this matter.

(d)                     Purchase Commitment

The Company has a purchase commitment with the manufacturer of the processing bags. As of September 18, 2012, the Company only has committed to purchase $5,049,000 worth of processing bags through December 31, 2013.

(12)              Subsequent Events

(a)                     Acquisition of the Company

On August 10, 2012, the Company signed a merger agreement with CBR Holdco, LLC (“Holdco”) and CBR Acquisitions Holdings Corp (“Holdings”), completed on September 19, 2012, in which Holdco through its wholly owned subsidiary, Holdings, acquired 100% of the outstanding capital stock of the Company. In conjunction with the merger, the Company’s successor retained the name of Cbr Systems, Inc. (“CBR”). CBR, Holdings and Holdco are collectively referred to herein as the “Successor Company”.

(b)                     Term Loans and Notes Payable

CBR and Holdings entered into a credit agreement on September 19, 2012 with lending institutions in the form of term loans totaling $150,000,000 (“Term Loans”) and an unsecured notes payable in the amount of $64,000,000 (“Notes Payable”) to fund the merger and acquisition of CBR and the related expenses incurred. In addition, the credit agreement gives

Cbr Systems, Inc.

Notes to the Financial Statements As of September 18, 2012 and

For the Period from January 1, 2012 to September 18, 2012

CBR access to a revolving line of credit in the principal amount of $15,000,000, letters of credit and swing line loans to be used for working capital and other general corporate financing purposes.

On May 31, 2013 the Successor Company executed a first amendment to its credit agreement.

On August 5, 2014, the Successor Company entered into a new credit agreement with its lending institutions. The initial term loan was modified and a new term loan of $200,000,000 resulted. The notes payable was modified by increasing the balance by $19,000,000 for a total notes payable amount of $83,000,000. In addition, the new credit agreement gives CBR access to a revolving line of credit in the principal amount of $15,000,000, letters of credit and swing line loans to be used for working capital and other general corporate financing purposes.

(c)                      Legal Matters

From time to time, in the ordinary course of business, various claims may be made against CBR. The Successor Company is not aware of any claims that could materially affect the financial statements. On August 8, 2014, the Successor Company entered into a Confidential Settlement Agreement and Release. In this agreement, the Successor Company was paid a sum of $815,000 in exchange for the mutual release of the defendants in the case and dismissal of all litigation.

(d)                     Lawsuit

In January 2012, a class action lawsuit was commenced, naming the Company as the defendant. The plaintiffs allege that the Company breached the California Confidentiality of Medical Information Act as a result of medical records being stolen from an employee’s vehicle. In February 2013, Holdco presented their preliminary settlement to the court, which includes two years of credit monitoring and identity theft insurance for each class member. In February 2013, class members were also notified of the terms of the settlement. Class members were required to enroll online for credit monitoring and identity theft insurance by May 2013 and November 2013, respectively. As a result of these terms, Holdco also entered into a contract with a credit monitoring company to cover a minimum of $600,000 in credit monitoring services. Holdco believes the retained amount established at the close of acquisition of the Company will be sufficient to cover any losses that may result from this matter and thus will not have a material impact on the Company’s operations.

(e)                      Purchase Commitments

CBR has purchase commitments with the manufacturer of the processing bags and the collection bags. As of December 31, 2014, CBR has committed to purchase $4,866,048 worth of processing bags and collection bags through 2016. CBR has 1 year remaining on a contract with two professional services groups that are providing guidance on marketing and a registry website, content, and tracking. CBR has committed to paying them $976,394 in 2015. CBR has contracts with four large practice groups which provide education services to their doctors and patients. CBR has committed to paying them $92,568 per year from 2015 through 2019.

(f)                        Distribution to Successor Company Members

On August 5, 2014, the Successor Company’s Board of Directors declared and paid a distribution of $4.15 per common unit to all common unit holders as of August 4, 2014. The distribution paid totaled $98,000,000.

Cbr Systems, Inc.

Notes to the Financial Statements As of September 18, 2012 and

For the Period from January 1, 2012 to September 18, 2012

(g)                     Acquisition of Successor Company

On June 29, 2015, the Successor Company entered into a definitive agreement to be acquired by a specialty pharmaceutical company.

(h)                     The Company has evaluated subsequent events from the balance sheet date through July 28, 2015, the date at which the financial statements were available to be issued.